                                                                    EXHIBIT 99.1


                    HCC REPORTS RECORD FIRST QUARTER RESULTS
                 WITH CONTINUING STRONG GROWTH IN ALL OPERATIONS


HOUSTON (May 8, 2003) . . .

HCC INSURANCE HOLDINGS, INC. (NYSE SYMBOL: HCC) today released earnings for the first quarter of 2003.

Net earnings increased 30 percent for the first quarter of 2003 to $30.3 million or $0.48 per share from $23.3 million or $0.37 per share for the same period of 2002.

Stephen L. Way, Chairman and Chief Executive Officer said, "We are extremely pleased with our record first quarter results, which are in line with our 2003 business plan. We are now firing on all cylinders and the future looks very bright indeed."

Total revenue grew substantially during the first quarter of 2003 to $210.7 million, a 39 percent increase from $151.7 million in the first quarter of 2002. This increase was primarily due to the growth in our insurance company subsidiaries' earned premium, as market conditions in our specialty lines continue to show strength. Our underwriting agencies' and intermediaries' revenue also grew solidly and overall revenue is expected to continue to increase for the rest of this year and into 2004.

Gross written premium of our insurance company subsidiaries increased 53 percent to $379.4 million during the first quarter of 2003 compared to the first quarter of 2002. During the same period, net written premium increased by 57 percent to $192.5 million and net earned premium increased by 46 percent to $162.4 million. These record levels were achieved as a result of higher rates, increased retentions and strong growth, particularly in our Diversified Financial Products line of business.

The GAAP combined ratio was substantially the same for the first three months of 2003 at 88.8 percent compared to the corresponding period of 2002. Mr. Way stated that, "This continuing strong underwriting performance should be viewed as even more impressive, considering we maintained our margins on substantially increased earned premium."

Due to the higher amount of ceded reinsurance in our Diversified Financial Products line of business, our overall recoverables grew in the first quarter of 2003 primarily in the IBNR category, although case loss recoverables were reduced and paid losses were only slightly increased. There were no new recoverable issues.

Management fees increased 28 percent during the first quarter of 2003 to $24.9 million, from $19.4 million in the first quarter of 2002, due to increased business and acquisitions completed in 2002. During the same period, commission income also returned to growth, as we promised it would, rising 13 percent to $11.5 million, due to growth in our non-affiliated business. We anticipate further growth in both segments.

Even our net investment income came through at last, increasing significantly in the quarter by 27 percent to $11.0 million, compared to the first quarter of 2002. Increased investment assets, primarily as a result of cash flow from operations, have fueled this increase and we anticipate this continuing for the rest of this year and into 2004.

As of March 31, 2003, total investments increased to $1.33 billion, total assets were over $4.0 billion for the first time, book value per share increased to $14.56 and the Company's debt to total capital ratio was 25 percent. See attached tables.

HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Thursday, May 8th to discuss these results. To participate, the number for domestic calls is (877) 679-9054 and the number for international calls is (952) 556-2807. A replay will be available until Friday, May 16, 2003, at (800) 615-3210, access code 114714.

In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available on the website until Friday, May 16, 2003.

HCC is an international insurance holding company trading on the NYSE (symbol:
HCC) and is one of the largest specialty insurance groups in the USA. HCC is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcch.com.

Contact: L. Byron Way, Vice President.
         HCC Insurance Holdings, Inc.
         Telephone (713) 690-7300

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

                                     * * * *

                          HCC INSURANCE HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                                 MARCH 31, 2003
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

THREE MONTHS ENDED MARCH 31,                                                       2003                  2002
----------------------------                                           ----------------      ----------------

Gross written premium                                                  $        379,448      $        247,768

Net written premium                                                             192,501               122,272

Net earned premium                                                              162,422               111,478

Management fees                                                                  24,870                19,412

Commission income                                                                11,507                10,160

Net investment income                                                            10,998                 8,694

Other operating income                                                              897                 1,463

Total revenue                                                                   210,673               151,709

Pre-tax earnings                                                                 47,257                35,720

Net earnings                                                                     30,275                23,282

Earnings per share (diluted)                                                       0.48                  0.37

Cash flow from operations                                                       101,871                13,102

Weighted average shares outstanding (diluted)                                    63,335                62,713

GAAP gross loss ratio                                                              68.9%                 69.3%

GAAP net loss ratio                                                                61.6%                 61.3%

GAAP combined ratio                                                                88.8%                 87.3%

                                                                         MARCH 31, 2003      DECEMBER 31, 2002
                                                                       ----------------      ----------------

Total investments                                                      $      1,327,582      $      1,167,636

Total assets                                                                  4,062,428             3,704,151

Shareholders' equity                                                            912,892               882,907

Book value per share                                                              14.56                 14.15

                  HCC Insurance Holdings, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheets


                (unaudited, in thousands, except per share data)


                                                                        March 31, 2003      December 31, 2002
                                                                       ----------------     -----------------

ASSETS

Investments:
   Fixed income securities, at market
      (cost:  2003 - $821,003; 2002 - $807,772)                        $        854,671     $        841,548
   Marketable equity securities, at market
      (cost:  2003 - $15,331; 2002 - $15,815)                                    15,132               15,609
   Short-term investments, at cost, which approximates market                   455,604              307,215
   Other investments, at estimated fair value
      (cost:  2003 - $2,175; 2002 - $3,264)                                       2,175                3,264
                                                                       ----------------     ----------------
      Total investments                                                       1,327,582            1,167,636

Cash                                                                             18,776               40,306
Restricted cash                                                                 208,150              189,396
Premium, claims and other receivables                                           814,199              753,527
Reinsurance recoverables                                                        845,966              798,934
Ceded unearned premium                                                          188,655              164,224
Ceded life and annuity benefits                                                  78,675               78,951
Deferred policy acquisition costs                                                80,959               68,846
Goodwill                                                                        336,945              335,288
Other assets                                                                    162,521              107,043
                                                                       ----------------     ----------------

      TOTAL ASSETS                                                     $      4,062,428     $      3,704,151
                                                                       ================     ================

LIABILITIES

Loss and loss adjustment expense payable                               $      1,234,211     $      1,155,290
Life and annuity policy benefits                                                 78,675               78,951
Reinsurance balances payable                                                    195,494              166,659
Unearned premium                                                                387,274              331,050
Deferred ceding commissions                                                      56,708               49,963
Premium and claims payable                                                      810,028              749,523
Notes payable                                                                   311,692              230,027
Accounts payable and accrued liabilities                                         75,454               59,781
                                                                       ----------------     ----------------

      Total liabilities                                                       3,149,536            2,821,244

SHAREHOLDERS' EQUITY

Common stock, $1.00 par value; 250.0 million shares authorized;
  (shares issued and outstanding: 2003 - 62,679; 2002 - 62,358)                  62,679               62,358
Additional paid-in capital                                                      420,692              416,406
Retained earnings                                                               409,579              383,378
Accumulated other comprehensive income                                           19,942               20,765
                                                                       ----------------     ----------------

      Total shareholders' equity                                                912,892              882,907
                                                                       ----------------     ----------------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $      4,062,428     $      3,704,151
                                                                       ================     ================

                  HCC Insurance Holdings, Inc. and Subsidiaries

                  Condensed Consolidated Statements of Earnings

                (unaudited, in thousands, except per share data)

                                                  For the three months ended March 31,
                                                       2003                 2002
                                                 ----------------      ----------------

REVENUE

Net earned premium                               $        162,422      $        111,478
Management fees                                            24,870                19,412
Commission income                                          11,507                10,160
Net investment income                                      10,998                 8,694
Net realized investment gain (loss)                           (21)                  502
Other operating income                                        897                 1,463
                                                 ----------------      ----------------

      Total revenue                                       210,673               151,709

EXPENSE

Loss and loss adjustment expense                          100,032                68,331

Operating expense:
   Policy acquisition costs, net                           20,511                13,054
   Compensation expense                                    26,351                19,626
   Other operating expense                                 14,840                12,600
                                                 ----------------      ----------------
      Net operating expense                                61,702                45,280

Interest expense                                            1,682                 2,378
                                                 ----------------      ----------------

      Total expense                                       163,416               115,989
                                                 ----------------      ----------------

      Earnings before income tax provision                 47,257                35,720

Income tax provision                                       16,982                12,438
                                                 ----------------      ----------------

        Net earnings                             $         30,275      $         23,282
                                                 ================      ================

BASIC EARNINGS PER SHARE DATA:

Earnings per share                               $           0.48      $           0.38
                                                 ================      ================

Weighted average shares outstanding                        62,637                61,936
                                                 ================      ================

DILUTED EARNINGS PER SHARE DATA:

Earnings per share                               $           0.48      $           0.37
                                                 ================      ================

Weighted average shares outstanding                        63,335                62,713
                                                 ================      ================

Cash dividends declared, per share               $          0.065      $         0.0625
                                                 ================      ================

                  HCC Insurance Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows

                (unaudited, in thousands, except per share data)

                                                                            For the three months ended March 31,
                                                                                2003                  2002
                                                                           ----------------      ----------------

Cash flows from operating activities:
  Net earnings                                                             $         30,275      $         23,282
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Change in premium, claims and other receivables                               (62,217)                9,286
      Change in reinsurance recoverables                                            (47,032)                  617
      Change in ceded unearned premium                                              (24,431)               (2,488)
      Change in loss and loss adjustment expense payable                             78,921                17,100
      Change in reinsurance balances payable                                         28,835                 3,147
      Change in unearned premium                                                     56,224                12,138
      Change in premium and claims payable, net of restricted cash                   41,751               (54,819)
      Depreciation and amortization expense                                           2,976                 2,747
      Other, net                                                                     (3,431)                2,092
                                                                           ----------------      ----------------
         Cash provided by operating activities                                      101,871                13,102

Cash flows from investing activities:
  Sales of fixed income securities                                                   95,229                68,311
  Maturity or call of fixed income securities                                        27,358                 9,812
  Sales of equity securities                                                            983                 1,189
  Change in short-term investments                                                 (148,199)               (1,193)
  Cost of securities acquired                                                      (164,237)              (92,951)
  Purchases of property and equipment                                                (1,523)               (1,325)
                                                                           ----------------      ----------------
      Cash used by investing activities                                            (190,389)              (16,157)

Cash flows from financing activities:
  Proceeds from notes payable, net of costs                                         134,845                    --
  Sale of common stock                                                                3,731                 6,570
  Payments on notes payable                                                         (67,527)               (2,527)
  Dividends paid and other, net                                                      (4,061)               (5,067)
                                                                           ----------------      ----------------
      Cash provided (used) by financing activities                                   66,988                (1,024)
                                                                           ----------------      ----------------

      Net change in cash                                                            (21,530)               (4,079)

      Cash at beginning of period                                                    40,306                16,891
                                                                           ----------------      ----------------

      CASH AT END OF PERIOD                                                $         18,776      $         12,812
                                                                           ================      ================

                          HCC INSURANCE HOLDINGS, INC.
                            INSURANCE COMPANY PREMIUM
                                 MARCH 31, 2003
                                ($ IN THOUSANDS)

                                               1ST QTR          1ST QTR           CHANGE
                                                 2003             2002               %
                                             ------------     ------------      ------------

GROSS WRITTEN

Group life, accident & health                $    139,320     $    122,904                13%
Diversified financial products                    107,320           15,813               579
London market account                              60,718           47,545                28
Aviation                                           44,531           44,114                 1
Other specialty lines                              20,880            4,202               397
                                             ------------     ------------      ------------
                                                  372,769          234,578                59%
Discontinued lines                                  6,679           13,190

                                             ------------     ------------
                                             $    379,448     $    247,768
                                             ============     ============

NET WRITTEN

Group life, accident & health                $     76,185     $     51,820                47%
Diversified financial products                     33,307            7,341               354
London market account                              37,232           28,536                30
Aviation                                           20,679           22,633                (9)
Other specialty lines                              17,450            3,581               387
                                             ------------     ------------      ------------
                                                  184,853          113,911                62%

Discontinued lines                                  7,648            8,361

                                             ------------     ------------
                                             $    192,501     $    122,272
                                             ============     ============

NET EARNED PREMIUM

Group life, accident & health                $     71,983     $     51,567                40%
Diversified financial products                     18,306            2,703               577
London market account                              29,376           16,252                81
Aviation                                           23,882           25,183                (5)
Other specialty lines                               9,528            3,635               162
                                             ------------     ------------      ------------
                                                  153,075           99,340                54%

Discontinued lines                                  9,347           12,138

                                             ------------     ------------
                                             $    162,422     $    111,478
                                             ============     ============

                          HCC INSURANCE HOLDINGS, INC.
                        CONSOLIDATED INSURANCE COMPANIES
                                 NET LOSS RATIOS
                                 MARCH 31, 2003
                                ($ IN THOUSANDS)

                                                 Year to Date 2003                             Full Year 2002
                                     Net Earned        Actual          Loss        Net Earned       Actual          Loss
       Line of Business                Premium         Losses         Ratio          Premium        Losses          Ratio
       ----------------              -----------    -----------    -----------     -----------    -----------    -----------

Group life, accident & health        $    71,983    $    45,766           63.6%    $   240,070    $   149,251           62.2%

Diversified financial products            18,306          7,993           43.7          23,102         10,708           46.4

London market account                     29,376         12,390           42.2          89,260         45,937           51.5

Aviation                                  23,882         15,634           65.5         100,960         46,732           46.3

Other specialty lines                      9,528          6,309           66.2          22,337         22,581          101.1
                                     -----------    -----------    -----------     -----------    -----------    -----------
                                         153,075         88,092           57.5         475,729        275,209           57.8

Discontinued lines                         9,347         11,940          127.7          29,792         31,282          105.0
                                     -----------    -----------    -----------     -----------    -----------    -----------

Total                                $   162,422    $   100,032           61.6%    $   505,521    $   306,491           60.6%
                                     ===========    ===========    ===========     ===========    ===========    ===========